UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC  20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Soliciting Material Pursuant to Rule 14a-12

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

AXONYX INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
1

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:
2

AXONYX INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

The annual meeting of stockholders of Axonyx Inc. will be held at the offices of Eisner LLP, 750 Third Avenue, 16th Floor, New York, New York, 10017 on June 16, 2005, at 10:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect six directors by the holders of our common stock;

2.	To ratify the appointment of Eisner LLP as our independent auditors for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The meeting may be adjourned from time to time and at any reconvened meeting action with respect to the matters specified in this notice may be taken without further notice to stockholders except as may be required by our by-laws. Stockholders of record at the close of business on April 29, 2005 are entitled to notice of, and to vote on, all matters at the meeting and any reconvened meeting following any adjournments thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy sheet in the enclosed pre-addressed envelope as soon as possible. No postage is required if the enclosed envelope is used and mailed in the United States.

By Order of the Board of Directors

/s/ Marvin S. Hausman

Marvin S. Hausman, M.D. Chairman of the Board

May 16, 2005

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

3

PROXY STATEMENT FOR ANNUAL MEETING TO BE HELD JUNE 16, 2005

GENERAL INFORMATION

                The accompanying proxy is solicited by the Board of Directors of Axonyx Inc. (the “Board” or “Board of Directors”) with its principal executive offices at 500 Seventh Avenue, 10th Floor, New York, New York 10018 (“Axonyx” or the “Company”) to be voted at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 16, 2005 at the offices of Eisner LLP, 750 Third Avenue, 16th Floor, New York, NY 10017 at 10:00 a.m. Eastern Daylight Time, and any adjournment thereof. When a proxy is properly executed and returned to Axonyx in time for the Annual Meeting, the shares it represents will be voted by the proxy holders in accordance with the instructions given in the proxy. If no direction is given in the proxy, the votes represented thereby will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the Company’s stockholders for approval. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. This Proxy Statement and the accompanying proxy are being sent to stockholders on or about May 16, 2005.

PROXY REVOCATION PROCEDURE

                A proxy may be revoked at any time before it has been exercised (i) by written notice of revocation given to the Secretary of the Company, (ii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy before the vote is taken), or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

ABSTENTIONS, BROKER NON-VOTES

                The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Votes withheld from any nominee for election as a director, abstentions and broker “non-votes” are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote at the Meeting, and votes withheld will not be counted toward the achievement of a plurality. For ratification of the appointment of the Company’s independent auditors, the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on such matter is required for approval. The vote on each proposal submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present and voting on each proposal. Broker non-votes are not considered for the particular proposal and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such proposal by reducing the total number of votes from which the majority is calculated.

4

HOLDERS OF RECORD, QUORUM

                Holders of record of our shares of common stock, par value $0.001 per share (“Common Stock”), our only class of issued and outstanding voting securities, at the close of business on April 29, 2005 (the “Record Date”) are entitled to vote at the Annual Meeting. There were 53,665,518 shares of Common Stock outstanding as of the Record Date. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. Stockholders are entitled to cast one vote per share on each matter presented for consideration by the stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors

                The Company’s business is managed under the direction of its Board of Directors. The Board of Directors has designated as nominees for re-election six of the seven directors currently serving on the Board. Gerard J. Vlak, a current director, has declined to stand for re-election at the meeting. See “Nominees for Director” below for profiles of the nominees. After the election of the directors at the meeting, the Company’s Board will have six directors.

                The Board believes that re-electing these incumbent directors will promote stability and continuity and expects that such directors will continue making substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s affairs accumulated during their tenure.

                All of the nominees have indicated a willingness to continue serving as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends. The Company has no reason to believe that any nominee will be unavailable.

5

Nominees for Director The following persons have been nominated by the Board of Directors for re-election to the Board of Directors at the Annual Meeting:

Name	Age	Position

Gosse B. Bruinsma, M.D.	50	Chief Executive Officer, President & Chief Operating Officer; Director; President of Axonyx Europe BV
Marvin S. Hausman, M.D.	63	Chairman and Director
Louis G. Cornacchia (1)(2)(3)	71	Director
Steven H. Ferris, Ph.D. (1)(2)(3)	61	Director
Ralph Snyderman, M.D.	65	Director
Steven B. Ratoff	62	Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating Committee

Gosse B. Bruinsma, M.D. Gosse Bruinsma has been a director of Axonyx Inc. since June 2001. He has served as President of Axonyx Europe BV since its formation in October 2000. Dr. Bruinsma has served as the Chief Operating Officer of Axonyx since February 2001 and was Treasurer of Axonyx until September 2003. On March 3, 2005, we announced that Dr. Bruinsma has become the CEO of our company. In September 2003, Dr. Bruinsma was appointed President of Axonyx Inc. Dr. Bruinsma has over 15 years experience in the medical, pharmaceutical and biotechnology fields. Dr. Bruinsma received his undergraduate degree from McGill University, Montreal and received his medical degree from the University of Leiden, the Netherlands. He joined the pharmaceutical industry to become European Medical Director for Zambon, Milan. He subsequently joined the international contract research organization, ClinTrials Research, to become their Vice President for Medical and Regulatory Affairs. In September 1995 Dr. Bruinsma joined Forest Laboratories in New York as Medical Director, with medical responsibility for their anti-hypertensive product launch, HRT program, Cervidil®, and their urological disease projects. From September 1997 to 1999 Dr. Bruinsma was General Manager and Vice-President Development for Chrysalis Clinical Services Europe based in Switzerland. From November 1999 until he joined Axonyx Europe BV, Dr Bruinsma was the Vice President Development for Crucell BV (formerly IntroGene), a biotechnology company based in the Netherlands.

Marvin S. Hausman, M.D. On March 3, 2005 Dr. Hausman resigned as Chief Executive Officer, but remains Chairman of the Board. Marvin Hausman had served as a director and President & CEO of Axonyx since January 1997. Dr. Hausman was a co-founder of Medco Research Inc., a pharmaceutical biotechnology company specializing in adenosine products. He has thirty years experience in drug development and clinical care. Dr. Hausman received his medical degree from New York University School of Medicine in 1967 and has done residencies in General Surgery at Mt. Sinai Hospital in New York, and in Urological Surgery at U.C.L.A. Medical Center in Los Angeles. He also worked as a Research Associate at the National Institutes of Health, Bethesda, Maryland. He has been a Lecturer, Clinical Instructor and Attending Surgeon at the U.C.L.A. Medical Center Division of Urology and Cedars-Sinai Medical Center, Los Angeles. He has been a Consultant on Clinical/Pharmaceutical Research to various pharmaceutical companies, including Bristol-Myers International, Mead-Johnson Pharmaceutical Company, Medco Research, Inc., and E.R. Squibb. Since October 1995 Dr. Hausman has been the President of Northwest Medical Research Partners, Inc., a medical technology and transfer

6

company.  Dr. Hausman has served on the board of directors of Oxis International, Inc. (“Oxis”) from March 2002 to November 2003, and from August 2004 to the present. He was a member of the board of directors of Medco Research, Inc. from inception (1978) through 1992 and from May 1996 to July 1998. Dr. Hausman was a member of the board of directors of Regent Assisted Living, Inc., a company specializing in building assisted living centers including care of senile dementia residents, from March 1996 to April 2001. Dr. Hausman currently serves as Chairman of the Board of Oxis, in which our company holds a 34% interest.

Louis G. Cornacchia  Mr. Cornacchia has served as a director of Axonyx since February 21, 2003. Louis Cornacchia has extensive experience in managing several engineering consultancy companies. Louis Cornacchia received a bachelors in Electrical Engineering from Manhattan College in 1955. Between 1955 and 1963, Mr. Cornacchia was employed as an RF engineer at Hazeltine Electronics Corp., at the Loral Systems Design Team where he worked on design of countermeasures/reconnaissance systems, and subsequently was employed as Chief Engineer at Victory Electronics developing light imaging scopes for the U.S. Army. In 1963 Mr. Cornacchia joined Norden Systems where he worked as a Test Equipment Manager for the F111D avionics program. In 1969, Mr. Cornacchia formed Collins Consultants International, Ltd., an engineering consultancy providing services to Norden Systems and multiple defense engineering companies. In 1974, Mr. Cornacchia formed Charger Tech Services, another engineering services company. In 1987, Mr. Cornacchia formed Scinetics, an engineering consultancy that provides microwave wireless engineering services. Scinetics provides engineering services for mobile cellular and PCS wireless companies, assisting them in obtaining approvals for seamless wireless networks. Mr. Cornacchia is presently the President of Scinetics. Mr. Cornacchia has also served as Chairman of the Board of Directors of Reliance Bank, White Plains, New York (1992-1995)and as a member of the Advisory Board of Patriot National Bank, Stamford, Connecticut (1995-2000).

Steven H. Ferris, Ph.D. Dr. Ferris has served as a director of Axonyx since January 6, 2003. Dr. Ferris is a neuropsychologist, psychopharmacologist, and gerontologist who has been studying brain aging and Alzheimer’s disease for over thirty years. Dr. Ferris is the Friedman Professor of the Alzheimer’s Disease Center in the Department of Psychiatry at New York University (NYU) School of Medicine, Executive Director of NYU’s Silberstein Institute for Aging and Dementia and Principal Investigator of their Alzheimer’s Disease Center. Dr. Ferris has been at the NYU School of Medicine since 1973, where he has conducted a major research program focusing on cognitive assessment, early diagnosis and treatment of brain aging and Alzheimer’s disease. He has served as the Associate Editor in Chief of Alzheimer Disease and Associated Disorders, is a member of the Medical and Scientific Affairs Council of the national Alzheimer’s Association, has served on several NIH peer review panels, and has been a member of the FDA Advisory Committee which reviews new drugs for Alzheimer’s disease. He has conducted more than 50 clinical trials in aging and dementia and has been a consultant to numerous pharmaceutical companies who are developing new treatments for Alzheimer’s disease.

Ralph Snyderman, M.D.  Dr. Ralph Snyderman was appointed a Director of the Company effective March 8, 2004. Dr. Snyderman is currently Chancellor Emeritus at Duke University. Previously, he served as Chancellor for Health Affairs, Executive Dean of the School of Medicine, and James B. Duke Professor of Medicine, Duke University Medical Center and President and Chief Executive Officer of the Duke University Health System, one of the few fully integrated health systems in the country. Additionally, Dr. Snyderman serves as a member of the board of directors of Proctor and Gamble Inc., Cardiome Pharma Corporation, and SAIC. Dr. Snyderman received his M.D., magna cum laude, in 1965 from the Downstate Medical Center of the State University of New York and he served his internship and residency in medicine at Duke. Pre-eminent in his field of immunology, Dr. Snyderman is internationally recognized for his research contributions to our understanding of inflammation that have led to numerous important discoveries published in nearly 350 manuscripts over the last 25 years.

7

Steven B. Ratoff   Mr. Ratoff joined the Axonyx Board of Directors on May 5, 2005. He has served as a director of InKine Pharmaceutical Company Inc. since February 1998. He has served as a Venture Partner with ProQuest Investments, a health care focused venture capital firm, since December 2004. Mr. Ratoff recently served as Chairman and interim Chief Executive Officer of Cima Labs, Inc., a public specialty pharmaceutical company, from May 2003 until its sale to Cephalon, Inc. in August 2004, and had been a director of Cima Labs since March 1995. He served as a director since 1998 and as President and Chief Executive Officer of MacroMed, Inc. from February 2001 to December 2001. From December 1994 to February 2001, Mr. Ratoff served as Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a public diversified manufacturer of consumer products. From February 1992 to November 1994, Mr. Ratoff was an investor in a number of small privately held companies. He was Senior Vice President and Chief Financial Officer of the Pharmaceutical Group of Bristol-Myers Squibb from January 1990 to January 1992 and held a number of positions at Bristol-Myers since joining that company in 1975.

                There are no family relationships between any of the officers and directors.

                Vote required.   The holders of Common Stock of the Company are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date. As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees. Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned six nominees. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy. Directors will be elected at the meeting by a plurality of the votes cast. Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS  THAT THE STOCKHOLDERS VOTE FOR AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

8

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

                During the year ended December 31, 2004, the Board of Directors met on nine occasions and took action by unanimous written consent five times. Other than Michael A. Griffith, who attended one of the two meetings held subsequent to his joining the Board on October 13, 2004, each director attended or participated in 75% or more of the meetings held by the Board of Directors during the period in which he served in 2004, and each committee member attended 75% or more of the committee meetings held during the period in which he served on such committee in 2004. Mr. Griffith resigned from the Board of Directors on April 29, 2005, and Mr. Steven B. Ratoff was elected to the Board of Directors on May 5, 2005.

                The Board of Directors created the Compensation, Audit and Nominating Committees at the Board Meeting on January 13, 1999. Prior to that neither the Company nor its predecessors had any Board Committees. In January 2005, our Board also constituted an Executive Committee, which currently consists of Drs. Marvin Hausman, Gosse Bruinsma and Ralph Snyderman.

                The Nominating/Governance Committee.  The Nominating/Governance Committee (the “Nominating Committee”) of the Board of Directors, currently consisting of Messrs. Ferris (chairman), Cornacchia and Vlak, makes proposals to the full Board of Directors concerning the hiring or engagement of directors, officers and certain employee positions. The Nominating Committee met three times in 2004. Following the annual meeting and assuming the election of the nominated directors, the members of the Nominating Committee will be Messrs. Ferris and Cornacchia. Each current member and each prospective member of the Nominating Committee is an “independent director” as defined under the marketplace rules of the Nasdaq Stock Market (Rule 4200).

                The Nominating Committee operates pursuant to a written charter, which complies with the corporate governance standards of the Nasdaq Stock Market. A copy of this charter was attached to our proxy statement for the 2004 annual meeting of stockholders as Appendix A thereto. We anticipate that this document will soon be available on our website at www.axonyx.com*.

                The Compensation Committee.  The Compensation Committee of the Board of Directors, currently consisting of Messrs. Cornacchia (chairman), Ferris and Vlak, administers the Company’s 1998 and 2000 Stock Option Plans, and makes proposals to the full Board of Directors for officer compensation programs, including salaries, option grants and other forms of compensation. The Compensation Committee met on nine occasions and acted by unanimous written consent twice in 2004. Following the annual meeting and assuming the election of the nominated directors, the members of the Compensation Committee will be Messrs. Cornacchia and Ferris. Each current member and each prospective member of the Compensation Committee is an “independent director” as defined under the marketplace rules of the Nasdaq Stock Market (Rule 4200).

                The Compensation Committee operates pursuant to an amended and restated charter, approved by the Board of Directors on March 30, 2004, that complies with the corporate governance standards of the Nasdaq Stock Market. A copy of this charter was attached to our proxy statement for the 2004 annual meeting of stockholders as Appendix B thereto. We anticipate that this document will soon be available on our website at www.axonyx.com*.

9

* This website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be part of this proxy statement. The foregoing applies to all references in this proxy statement to the Company’s website.

                Compensation Committee Interlocks and Insider Participation.  There are no Compensation Committee interlocks.

                The Audit Committee. The Audit Committee of the Board of Directors, currently consisting of Messrs. Vlak (chairman), Cornacchia and Ferris, recommends the firm to be employed as the Company’s independent public accountants, and oversees the Company’s audit activities and certain financial matters to protect against improper and unsound practices and to furnish adequate protection to all assets and records. The Audit Committee met on five occasions in 2004. Following the annual meeting and assuming the election of the nominated directors, the members of the Audit Committee will be Messrs. Cornacchia and Ferris, and there will be one vacancy. The Company anticipates that at the first meeting of the Board immediately following the annual meeting it will select an additional independent director from among its remaining independent directors to fill the vacancy on the Audit Committee.

           Each current member of the Audit Committee is an “independent director” as defined under the marketplace rules of the Nasdaq Stock Market (Rule 4200). Each prospective member of the committee will meet such definition and, in addition, will also meet the additional independence requirements for audit committees specified by Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Dr. Vlak qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission. Following the annual meeting and assuming the election of the nominated directors, the Audit Committee will have one vacancy and will not have an audit committee financial expert. The Company anticipates that at the first meeting of the Board immediately following the annual meeting it will select an additional independent director who qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission from among its remaining independent directors to fill the vacancy on the Audit Committee.

           The Audit Committee operates under an amended and restated charter, approved by the Board of Directors on September 23, 2003. A copy of this charter was attached to our proxy statement for the 2004 annual meeting of stockholders as Appendix C thereto. We anticipate that this document will soon be available on our website at www.axonyx.com.

Compensation of Directors

          Directors who are also executive officers of the Company are not paid additional compensation for serving as directors. In December 2004 the Company adopted the following policy to compensate outside directors:

          The chairman of the Audit Committee receives compensation of $25,000 annually. The chairmen of the Compensation Committee and the Nominating/Governance Committee each receive compensation of $15,000 annually. The chairman of the now-defunct Scientific Advisory Committee (which was subsumed into the Executive Committee in 2005) received compensation of $12,500. Directors will also receive $2,500 for each board or committee meeting they attend either in person or by telephone if the duration of the meeting exceeds 2 hours. Directors will receive $1,000 for each board or committee meeting they attend by telephone if the duration of the meeting is less than 2 hours. In addition, we have agreed to reimburse our directors for reasonable expenses incurred in attending meetings of the board of directors and its committees.

10

          Outside directors may be granted stock options on a discretionary basis. In 2004, Dr. Steven Ferris, Dr. Gerard Vlak and Mr. Louis Cornacchia received 50,000 stock options each. Mr. Michael Griffith received 100,000 stock options. Dr. Snyderman received 150,000 stock options.

Director Attendance At Annual Meeting

                The Company has adopted a policy encouraging members of the Board of Directors to attend annual meetings. Last year, all of the directors attended the annual meeting.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles

                We have adopted corporate governance principles to promote the effective functioning of our board. You can access our Corporate Governance Charter on our website at www.axonyx.com.

                The policies described in our Corporate Governance Charter and in this proxy statement are intended to set forth general guidance for the functioning of our Board and should not be viewed as a set of legally binding obligations. The Board may, from time to time, modify these principles and policies or approve deviations therefrom as it deems appropriate.

Code of Business Conduct and Ethics

                We have adopted a code of business conduct and ethics for our employees, officers and directors. We anticipate that this document will soon be available on our website at www.axonyx.com. This code constitutes a “code of ethics” as defined by the rules of the Securities and Exchange Commission. This code also contains “whistle blower” procedures adopted by our audit committee regarding the receipt, retention and treatment of complaints related to accounting, internal accounting controls or auditing matters and procedures for confidential anonymous employee complaints related to questionable accounting or auditing matters.

Director Independence

                The revised marketplace rules of the Nasdaq Stock Market require that a majority of a company’s directors be independent.

                We currently have five “independent directors” as defined under the marketplace rules of the Nasdaq Stock Market (Rule 4200), and two non-independent directors. As of the annual meeting date, and assuming election of the directors nominated hereby (one of our current independent directors, Gerard J. Vlak, Ph.D., is not standing for re-election), we will continue to have a majority of independent directors and be in full compliance with the revised marketplace rules of the Nasdaq Stock Market. In assessing director independence, we follow the criteria of the Nasdaq Stock Market. Our current independent directors are: Louis G. Cornacchia, Steven H. Ferris, Ph.D., Gerard J. Vlak, Ph.D, Ralph Snyderman, M.D., and Steven B. Ratoff.

11

Director Nomination Process

General

                The Board has established a Nominating/Governance Committee as described above. The responsibilities of the Nominating/Governance Committee include among others: (i) identifying individuals qualified to become Board members; (ii) recommending to the Board those individuals that should be nominees for election or re-election to the Board or otherwise appointed to the Board (with authority for final approval remaining with the Board); and (iii) developing criteria for evaluating prospective candidates to the Board.

Process For Identifying and Evaluating Candidates

                The Nominating/Governance Committee may identify potential Board candidates from a variety of sources, including recommendations from current directors or management or any other source the Nominating/Governance Committee deems appropriate. The Nominating/Governance Committee may also engage a search firm or a consultant to assist it in identifying, screening and evaluating potential candidates. The Nominating/Governance Committee has been given sole authority to retain and terminate any such search firm or consultant.

           In considering candidates for the Board, the Nominating/Governance Committee evaluates the entirety of each candidate’s credentials. The Nominating/Governance Committee considers, among other things: (i) business or other relevant experience; (ii) expertise, skills and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills and experience; (v) willingness and ability to commit sufficient time to Board responsibilities; and (vi) qualification to serve on specialized Board committees—such as the audit committee or compensation committee.

           The Nominating/Governance Committee is in the process of developing procedures for submission and evaluation of stockholder recommendations for potential Board candidates.

Communications with the Board of Directors

           The Board desires that the views of stockholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. The Board believes that informal communications are currently sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board may send communications directly to the Company, at 500 Seventh Avenue, 10th Floor, New York, New York 10018, Attention: Corporate Secretary. Such communications will be screened by the Corporate Secretary for appropriateness before either forwarding to or notifying the members of the Board of receipt of a communication.

12

           Please note that the foregoing procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding. For information concerning stockholder proposals, see “—Stockholder Proposals For The 2006 Annual Meeting.”

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF EISNER LLP
AS INDEPENDENT AUDITORS OF THE COMPANY

                Eisner LLP (formerly Richard A. Eisner & Company, LLP) has served as the Company’s independent accountants since 1998. On March 30, 2005, the Board of Directors, subject to stockholder ratification, approved the continued appointment of Eisner LLP, independent auditors, to audit the accounts of the Company for the 2005 fiscal year.

                The Audit Committee intends to meet with Eisner LLP in 2005 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Eisner LLP, as well as the fees charged for such services.

                A representative of Eisner LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. The representative is also expected to be available to respond to appropriate questions from stockholders.

Fees Billed to the Company by Eisner LLP during Fiscal Years 2004 and 2003.

                Set forth below is certain information concerning fees billed to us by Eisner LLP in respect of services provided in 2004 and 2003. As indicated below, in addition to auditing and reviewing our financial statements, Eisner LLP provided us with other services in 2004 and 2003. The audit committee has determined that the provision of these other services is compatible with maintaining the independence of Eisner LLP.

                Audit Fees.   Aggregate fees billed for professional services rendered by Eisner LLP in connection with its audit of the Company’s consolidated financial statements as of and for the years ended December 31, 2004, and 2003, its reviews of the Company’s unaudited condensed consolidated interim financial statements, and for SEC consultations and filings were $153,000 and $75,000, respectively.

            Audit-Related Fees.  The audit-related fees billed for professional services rendered by Eisner LLP for the years ended December 31, 2004, and 2003 were $26,500 and $1,400, respectively. These fees were primarily for Sarbanes-Oxley compliance.

            Tax Fees.   Aggregate fees billed for professional services rendered by Eisner LLP in connection with its income tax compliance and related tax services for the years ended December 31, 2004, and 2003 were $11,000 and $14,000, respectively. These tax fees included (1) tax return preparation fee, (2) New York City desk audit and amended return and (3) assistance with the filing of a withdrawal from Connecticut.

            All Other Fees.   There were no other professional services rendered to us by Eisner LLP in 2004 or 2003.

13

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

           The charter of the audit committee requires that the committee pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by its independent auditor, subject to any exception permitted by law or regulation. The Audit Committee pre-approved all auditing services and permitted non-audit services rendered by Eisner LLP in 2004.

Vote required. Submission of the appointment to stockholder approval is not required. However, the Board of Directors will reconsider the appointment if it is not approved by stockholders. The appointment will be deemed ratified if a majority of the shares of Common Stock present, either in person or by proxy, and voting on the matter, votes in favor of the proposal.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS  THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF EISNER LLP AS INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005 (ITEM 2 ON THE ENCLOSED PROXY CARD).

14

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

                The following is the report of the Audit Committee of the Board of Directors of Axonyx with respect to Axonyx’s audited financial statements for the fiscal year ended December 31, 2004, included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2005. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review With Management

                The members of the Audit Committee reviewed and discussed the audited financial statements with certain members of the management of the Company.

Review and Discussions With Independent Accountants

                The Audit Committee of the Board of Directors of Axonyx met on March 2, 2005 to review the financial statements for the fiscal year ended December 31, 2004 audited by Eisner LLP, Axonyx’s independent auditors. The Audit Committee discussed with a representative of Eisner LLP the matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and the letter from Eisner LLP required by Independence Standards Board Standard No. 1 and has discussed with Eisner LLP its independence.

Conclusion

                Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                The Audit Committee of the Board of Directors:

Gerard J. Vlak, Ph.D., Chairman
Louis G. Cornacchia
Steven H. Ferris, Ph.D.
15

EXECUTIVE COMPENSATION

Executive Officers

                The executive officers of the Company are Gosse B. Bruinsma, M.D., Chief Executive Officer, President and Chief Operating Officer (and President of Axonyx Europe BV), and S. Colin Neill, Chief Financial Officer, Treasurer and Secretary.

Summary Compensation

                The table below sets forth the aggregate annual and long-term compensation paid by us during our last three fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002 to our Chief Executive Officer and each of the highest paid executive officers of Axonyx whose annual salary and bonus for fiscal year 2004 exceeded $100,000 (collectively, the “Named Executive Officers”).

Annual Compensation (5)

Name and Principal Occupation	Year	Salary ($)	Bonus ($)	Other ($)		Long term Compensation Awards Securities underlying Options (#)

Marvin S. Hausman	2004	$394,375	$200,000	$54,376	(5)	200,000
Dir, Chairman & CEO	2003	$250,000	$175,000	$31,719		325,000	(4)
	2002	$246,000	—	$54,376		75,000
Gosse B. Bruinsma	2004	$372,000	$150,000	$31,000		100,000
Dir., President & COO (1)	2003	$253,000	$100,000	$28,250		300,000	(4)
	2002	$197,000	—	$23,750		140,000
S. Colin Neill CFO, Sec. &	2004	$212,000	$100,000	$10,000		50,000
Treas. (2)	2003	$52,000	$10,000	$2,915		210,000	(4)

(1)
Gosse B. Bruinsma, M.D. became an employee of Axonyx in October 2000. Dr. Bruinsma resides and operates from the Axonyx Europe BV offices in Leiden, The Netherlands and is therefore compensated in the local currency, i.e. Euro. Dr. Bruinsma’s salary for 2004 was Euro 300,000 and his expense allowance was Euro 25,000. These amounts are reflected in the table above at the average dollar/Euro exchange rate of 1.24 for 2004, 1.13 for 2003, and 0.95 for 2002. Dr. Bruinsma was appointed Chief Executive Officer on March 3, 2005.

(2)	S. Colin Neill became an employee of Axonyx in September 2003. Mr. Neill was reimbursed $10,000 for various business expenses including life insurance.

(3)	No Named Executive Officer was paid other annual compensation in an amount exceeding the lesser of either $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer.

(4)
The number of options granted for certain Executive Officers in 2003 have been adjusted to include options granted in 2003 under our 2000 Stock Option Plan which were contingent upon the January 1, 2004 increase in the number of shares reserved for issuance under the 2000 Stock Option Plan by 750,000 shares per the evergreen provision. The increase in options granted for each Executive Officer in 2003 due to this adjustment are as

16

follows: Marvin S. Hausman, M.D. 125,000; Gosse B. Bruinsma, M.D. 100,000; S. Colin Neill 93,620.

(5)
The Company reimbursed Dr. Hausman to cover costs of maintaining an office and related support costs in Portland, Oregon. Dr. Hausman stepped down as Chief Executive Officer effective March 3, 2005 but remains Chairman of the Board.

17

B.            Option Grants in Fiscal Year 2004

                The following table sets forth certain information with respect to option grants to our Named Executive Officers in 2004. All of the grants were made under the Axonyx 2000 Stock Option Plan. We have not granted any stock appreciation rights.

Option Grants in Fiscal Year 2004

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)

Name	Number of securities underlying Options Granted (#)	Percent of total options granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration date	5% ($)	10% ($)

Marvin S. Hausman (2)	200,000	57.1%	$7.03	12/7/14	$884,226	$2,240,802
Gosse B. Bruinsma (3)	100,000	28.6%	$7.03	12/7/14	$442,113	$1,120.401
S. Colin Neill (4)	50,000	14.3%	$7.03	12/7/14	$221,056	$560,200

(1)
These amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten year option term. The assumed 5% and 10% rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Axonyx’s estimate of the future market price of the common stock.

(2)	On December 7, 2004, Axonyx granted 200,000 Incentive Stock Options exercisable at $7.03 per share to Marvin S. Hausman, M.D., with 50,000 options vesting on December 7, 2004, 2005, 2006 and 2007.

(3)	On December 7, 2004, Axonyx granted 100,000 Incentive Stock Options exercisable at $7.03 per share to Gosse B. Bruinsma, M.D., with 25,000 options vesting on December 7, 2004, 2005, 2006 and 2007.

(4)	On December 7, 2004 Axonyx granted 50,000 Incentive Stock Options exercisable at $7.03 per share to S. Colin Neill, with 12,500 options vesting on December 7, 2004, 2005, 2006 and 2007.

C.            Aggregate Option Exercises in Fiscal Year 2004 Year End Option Values

                The following table sets forth the number and value of unexercised options held by the Named Executive Officers as of December 31, 2004.

	Number of shares acquired on exercise	Value ($) Realized	Number of securities underlying unexercised options at fiscal year end #(1)	Value of unexercised in-the- money options at fiscal year end ($) (2)

Name			Exercisable/ unexercisable	Exercisable/ unexercisable

Marvin S. Hausman,	175,000	$845,000	562,500/	$769,875/
M.D., Chairman & CEO (3)			362,500	$815,875

Gosse B. Bruinsma,	215,000	$1,064,000	435,000/	$699,900/
M.D., Pres. & COO (3)			290,000	$846,850

S. Colin Neill, C.F.O	—	—	117,500/	$256,950/
			142,500	$256,950
18

(1)
The number of options granted for certain Executive Officers in 2003 have been adjusted to include options granted in 2003 under our 2000 Stock Option Plan which were contingent upon the January 1, 2004 increase in the number of shares reserved for issuance under the 2000 Stock Option Plan by 750,000 shares per the evergreen provision. The increase in options granted for each Executive Officer in 2003 due to this adjustment are as follows: Marvin S. Hausman, M.D. 125,000; Gosse B. Bruinsma, M.D. 100,000; S. Colin Neill 93,620.

(2)	Dollar amounts reflect the net values of outstanding stock options computed as the difference between $6.20 (the fair market value at December 31, 2004) and the exercise price of the options.

(3)	Dr. Bruinsma replaced Dr. Hausman as CEO effective March 3, 2005.

Employment Contracts with Executive Officers and Termination of Employment and Change-in-Control Arrangements

                Axonyx does not have employment contracts with any of its Named Executive Officers, except as follows:

                Gosse B. Bruinsma, M.D., President, Chief Executive Officer, Chief Operating Officer and Director. On September 21, 2002 Axonyx signed an Employment Agreement with Dr. Bruinsma under which Dr. Bruinsma agreed to serve as President of Axonyx Europe BV, a wholly owned subsidiary of Axonyx Inc, and Chief Operating Officer of Axonyx Inc. This agreement has been renewed and now extends through September 2006. The salary has been determined at Euro 330,000 and the expense reimbursement at Euro 25,000, including for the use of a home office and personal equipment, health insurance, disability insurance, life insurance, pension distribution and auto lease premium.

                In March 2004, following approval of the Compensation Committee and the Board, Axonyx entered into change of control agreements with Marvin S. Hausman, Gosse Bruinsma and S. Colin Neill. Each agreement provides that if the executive’s employment is terminated without “cause,” as defined in the agreement, within 90 days prior to, or one year following, a “change of control,” he will receive severance pay equal to 200% of his annual base salary for the then-current year, plus the greater of the annual bonus he received for the prior year or the then-current annual target bonus. Such payments are also required to be made in connection with a change of control if the executive has “good reason” to terminate his employment, as defined in the agreement. A “change of control” involves an acquisition of at least 50% of the voting power of the Company’s securities, a change in at least a majority of the members of the current Board of Directors, or approval by the Board of Directors or stockholders of the Company of a transaction where such change of voting control or composition of the Board would occur, where the Company would be liquidated or where all or substantially all of its assets would be sold.

                In addition, all options granted under the 1998 Stock Option Plan and the 2000 Stock Option Plan, including those to its executive officers, provide for accelerated vesting upon a change in control, among other events.

Equity Compensation Plan Information

                The following table sets forth information about the common stock available for issuance under compensatory plans and arrangements as of December 31, 2004.

19

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights.		(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plan
approved by security holders (1)	983,600		$5.96	—
Equity compensation plan approved by
security holders (2)	3,450,500		$4.21	3,392,380
Equity compensation plans not
approved by security holders	342,500	(3)	$4.51	—
Total	4,776,600		$4.60	3,392,380

(1)
As of April 29, 2005, we have granted options to purchase an aggregate of 1,084,000 shares of common stock under our 1998 Stock Option Plan. As of December 31, 2004, no options were available for future grant under the 1998 plan. The plan terminated on January 15, 2003.

(2)	As of April 29, 2005, we have granted options to purchase an aggregate of 4,083,000 shares of common stock under our 2000 Stock Option Plan.

(3)	We have granted an aggregate of 342,500 options to consultants and advisors outside of our 1998 and 2000 stock option plans.

Compensation Committee Report on Executive Compensation

                The Compensation Committee of the Board of Directors, which is composed of outside directors, is responsible for setting and administering the policies and programs that govern compensation. The Compensation Committee was originally formed in January 1999. Prior to that time no executive compensation, other than limited consultant fees, was paid. For 2004, the Company’s executive compensation consisted of two components: (1) an annual component, i.e., salaries, and the potential for year end bonuses, and (2) a long-term component, i.e., stock options. The Compensation Committee bases its decisions on executive compensation based on individual assessments of the amount of compensation required to attract individuals to fill positions in the Company and motivate those individuals to focus on achieving the objectives of the Company. The Compensation Committee seeks to reward the management team if the Company achieves its corporate objectives, and it also recognizes meaningful differences in individual performance and offers the opportunity for executives to earn rewards when merited by individual performance.

                Annual Component.   Salaries for executive officers are determined by the Committee with reference to the job description and a general assessment of the executive’s performance, experience and potential. Year-end bonuses may be granted subject to an assessment of an executive’s performance against established objectives. The Committee establishes these salaries annually or semi-annually, depending upon the individual.

                Long-Term Component.  The Compensation Committee awarded stock options or contingent stock options to its executive officers in December 2004 based on the Committee’s assessment of the accomplishment of corporate and individual objectives. These options provide the opportunity to buy a number of shares of the Company’s Common Stock at a price equal to the market price of the stock on the date of Committee approval of the grant. These options are generally subject to a three-year vesting schedule, so that they become exercisable in annual installments during the participant’s period of service with the Company. The Committee believes that, because these options gain value only to the extent that the price of the Company’s Common Stock increases above the option exercise price during the term of the optionee’s service, management’s equity participation offers a significant incentive and helps to create

20

a long-term partnership between management/owners and other stockholders. The Committee believes that the grant of stock options should reflect the Company’s success in meeting objectives established by the Board, each individual officer’s ability to attain such objectives and such officer’s contribution towards the attainment of past objectives.

                Compliance with Internal Revenue Code Section 162(m). As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one calendar year. This limitation will apply to all compensation which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Amended and Restated 2000 Stock Option Plan (as well as the Second Amended and Restated 2000 Stock Option Plan), contains certain provisions which permit the Company, on a grant-by-grant basis, to make awards of stock options (with an exercise price equal to or greater than fair market value of the Common Stock on the date of grant) that will qualify as performance-based compensation so that any compensation deemed paid in connection with those options will be excluded from the 162(m) limitation. The Company’s 1998 Stock Option Plan does not contain provisions to qualify stock options under that plan as performance-based compensation. The Compensation Committee considers this among all factors taken into account when setting compensation policy and making individual compensation decisions.

                The Compensation Committee does not expect that the compensation to be paid to any of the Company’s executive officers for 2004 will exceed the $1 million limit per officer; however, it is possible that in the future the deductibility of compensation may be limited by Internal Revenue Code Section 162(m).

                The Compensation Committee of the Board of Directors:

Louis G. Cornacchia, Chairman
Steven H. Ferris, Ph.D
Gerard J. Vlak, Ph.D.
21

PERFORMANCE GRAPH

                Set forth below is a graph comparing the cumulative total stockholder return of $100 invested in our Common Stock on December 31, 1999 through December 31, 2004 with the cumulative total return of $100 invested in the Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Index calculated similarly for the same period.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS FILINGS MADE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, THE COMPENSATION COMMITTEE REPORT, THE AUDIT COMMITTEE REPORT, AUDIT COMMITTEE CHARTER, REFERENCE TO THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS AND THE STOCK PERFORMANCE GRAPH ARE NOT DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS OR INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES.

22

Section 16(a) Beneficial Ownership Reporting Compliance.

                No person who, during the fiscal year ended December 31, 2004, was a director or officer of the Company, or beneficial owner of more than ten percent of the Company’s Common Stock, which is the only class of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934 (the “Act”), failed to file on a timely basis reports required by Section 16 of the Act during such fiscal year. The foregoing is based solely upon a review by the Company of Forms 3 and 4 relating the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

Security Ownership of Certain Beneficial Owners and Management.

                The following table sets forth certain information regarding beneficial ownership of our common stock as of May 5, 2005, unless otherwise indicated, (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our Named Executive Officers and directors and (c) by all executive officers and directors of Axonyx as a group. As of May 5, 2005 there were 53,665,518 shares of our common stock issued and outstanding. The numbers of shares beneficially owned include shares of common stock that the listed beneficial owners have the right to acquire within 60 days of May 5, 2005 upon the exercise of all options and other rights beneficially owned on that date. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class

Marvin S. Hausman, M.D. (2)	3,002,439	5.53%
Gosse B. Bruinsma, M.D. (3)	510,500	*
S. Colin Neill (4)	117,500	*
Louis G. Cornacchia (5)	263,933	*
Steven H. Ferris, Ph.D. (6)	79,000	*
Gerard J. Vlak, Ph.D. (7)	102,500	*
Ralph Snyderman, M.D. (8)	62,500	*
Steven B. Ratoff	0	N/A
All directors and executive officers (8 persons) as a group	4,138,372	7.49%
HYMF Limited (9)	3,092,630	5.76%
Kilkenny Capital Management, LLC (10)	2,818,735	5.25%

* Less than 1%.

(1)	Unless otherwise indicated, the address of each of the listed beneficial owners identified above is c/o 500 Seventh Avenue, 10th Floor, New York, NY 10018.

(2)
Marvin S. Hausman, M.D. Includes: (i) 2,389,939 shares owned by Dr. Hausman; (ii) 100,000 vested but unexercised options exercisable at $11.50 per share granted on January 10, 2000, (iii) 150,000 vested but unexercised options exercisable at $7.91 per share granted on December 15, 2000, and (iv) 200,000 vested but unexercised options exercisable at $3.16 per share granted on December 11, 2001, (v) 62,500 vested but unexercised options exercisable at

23

$ 3.61 per share granted on November 18, 2003. This grant was contingent upon the 2000 stock option plans evergreen provision effective January 1, 2004, (vi) 50,000 vested but unexercised options exercisable at $7.03 per share granted on December 7, 2004, and (vii) 50,000 vested but unexercised options exercisable at $1.18 per share granted on March 17, 2003. Does not include: (i) 3,000 shares gifted to Dr. Hausman’s three adult children, with 1,000 to each in October 1999, (ii) 200 shares gifted to Roberta Matta in October 1999, (iii) 5,000 shares gifted to a religious institution in October 2000, (iv) 5,000 shares gifted to six non-affiliate donees in September 2000, (v) 10,550 shares gifted to six non-affiliate donees, including Dr. Hausman’s three adult children in July 2001, (vi) 4,300 shares gifted to three non-affiliate donees in October 2001, (vii) 3,000 shares gifted to a non-affiliate donee in October 2001, (viii) 12,300 shares gifted to Dr. Hausman’s three adult children and Roberta Matta in December 2001, (ix) 4,717 shares gifted to two non-affiliate donees in December 2001, (x) 8,834 shares gifted to five non-affiliate donees in February 2002, (xi) 4,500 shares gifted to two non-affiliate donees in March 2002, (xii) 5,832 shares gifted to five non-affiliate donees, (xiii) 16,000 shares gifted to three non-affiliate donees in September 2002, (xiv) 20,000 shares gifted to two non-affiliate donees in February 2003, (xv) 10,000 shares gifted to a non-affiliate donee in March 2003, (xvi) 60,000 shares gifted to an non-affiliated donee in April 2003, and (xvii) 1,000 shares gifted to Roberta Matta in April 2003, and (xviii ) 2000 share gifted to a non-affiliated donee, 500 shares gifted to Kevin Matta and 1,000 shares gifted to Roberta Matta in February 2004, (xix) 4,000 shares gifted to two non-affiliated donees in June 2004, (xx)7,500 shares gifted to three adult children in August 2004, (xxi) 16,350 shares gifted to ten non-affiliated donees in August 2004, (xxii) 180 shares gifted to non-affiliated donees and 50 shares gifted to a family member in October 2004, (xxiii) 1000 shares gifted to Roberta Matta in December 2004, (xxix) 1000 shares gifted to four family members in December 2004, (xv) 50,000 unvested options exercisable at $3.16 per share granted on December 11, 2001, (xxv) 50,000 unvested options exercisable at $1.18 granted on March 17, 2003, and (xxvii) 62,500 unvested options exercisable at $3.61 per share granted on November 18, 2003. This grant was contingent upon the 2000 stock option plans evergreen provision effective January 1, 2004, and (xxviii) 150,000 unvested options exercisable at $7.03 per share granted on December 7, 2004.

(3)
Gosse B. Bruinsma, M.D. Includes: (i) 500 shares owned by Gosse Bruinsma, M.D., (ii) 150,000 vested but unexercised options exercisable at $9.50 per share granted on October 10, 2000; (iii) 50,000 vested but unexercised options exercisable at $4.52 per share granted on May 11, 2001; (iv) 160,000 vested but unexercised options exercisable at $3.16 per share granted on December 11, 2001; (v) 50,000 vested but unexercised options exercisable at $3.61 per share granted November 18, 2003. This grant was contingent upon the 2000 stock option plans evergreen provision effective January 1, 2004, (vi) 25,000 vested but unexercised options exercisable at $7.03 per share granted December 7, 2004; (vii) 50,000 vested but unexercised options exercisable at $1.07 per share granted on March 17, 2003; and (viii) 25,000 unvested options exercisable at $2.89 per share granted on June 11, 2002 that will vest within 60 days. Does not include: (i) 40,000 unvested options exercisable at $3.16 per share granted on December 11, 2001; (ii) 50,000 unvested options exercisable at $1.07 per share granted on March 17, 2003; (iii) 50,000 unvested options exercisable at $3.61 per share granted November 18, 2003. This grant was contingent upon the 2000 stock option plans evergreen provision effective January 1, 2004, and (iv) 75,000 unvested options exercisable at $7.03 per share granted December 7, 2004.

(4)
S. Colin Neill. Includes: (i) 100,000 vested but unexercised options exercisable at $3.76 granted on September 15, 2003, of which 23,405 options were contingent upon the 2000 stock option plans evergreen provision effective January 1, 2004, (ii) 5,000 vested but unexercised option exercisable at $3.61 granted on November 18, 2003, and (iii) 12,500 vested but

24

unexercised options exercisable at $7.03 per share granted December 7, 2004. Does not include: (i) 100,000 unvested options exercisable at $3.76 per share granted on September 15, 2003, of which 70,215 options were contingent upon the 2000 stock option plans evergreen provision effective January 1, 2004, (ii) 5,000 unvested options exercisable at $3.61 per share granted on November 18, 2003, and (iii) 37,500 unvested options exercisable at $7.03 per share granted December 7, 2004.

(5)
Louis G. Cornacchia. Includes: (i) 138,622 shares owned by Mr. Cornacchia; (ii) 33,311 common stock purchase warrants exercisable at $0.688 per share purchased in a private placement on December 31, 2002; (iii) 2,000 common stock purchase warrants exercisable at $11.00 per shares purchased in a private placement on October 25, 1999; (iv) 30,000 vested but unexercised options exercisable at $0.825 per share granted on February 21, 2003 (v) 25,000 vested but unexercised options exercisable at $4.24 per share granted September 23, 2003 (vi) 25,000 vested but unexercised options exercisable at $5.27 per share granted October 12, 2004, and (vii) 10,000 vested but unexercised options exercisable at $0.825 per share granted on February 21, 2003. Does not include: (i) 10,000 unvested options exercisable at $0.825 per share granted on February 21, 2003 (ii) 25,000 unvested options exercisable at $4.24 per share granted September 23, 2003, and (iii) 25,000 unvested options exercisable at $5.27 per share granted October 12, 2004.

(6)
Steven H. Ferris, Ph.D. Includes: (i) 5,000 vested but unexercised options exercisable at $7.00 per share granted on March 25, 2000; (ii) 4,000 vested but unexercised options exercisable at $11.00 per share granted on March 25, 2000 (iii) 10,000 vested but unexercised options exercisable at $3.06 per share granted on February 15, 2002, (iv) 10,000 vested but unexercised options exercisable at $1.11 per share granted on January 14, 2003 (v) 25,000 vested but unexercised options exercisable at $4.24 per share granted September 23, 2003 and (vi) 25,000 vested but unexercised options exercisable at $5.27 per share granted October 12, 2004. Does not include: (i) 10,000 unvested options exercisable at $1.11 per share granted on January 14, 2003 and (ii) 25,000 unvested options exercisable at $4.24 per share granted September 23, 2003 and (iii) 25,000 unvested options exercisable at $5.27 per share granted October 12, 2004.

(7)
Gerard J. Vlak, Ph.D. Includes: (i) 30,000 vested but unexercised options exercisable at $0.825 per share granted on February 21, 2003 (ii) 27,500 vested but unexercised options exercisable at $4.24 per share granted September 23, 2003, (iii) 25,000 vested but unexercised options exercisable at $5.27 per share granted October 12, 2004, and (iv) 10,000 vested but unexercised options exercisable at $0.825 per share granted on February 21, 2003. Does not include: (i) 20,000 unvested options exercisable at $0.825 per share granted on February 21, 2003 (ii) 37,500 unvested options exercisable at $4.24 per share granted September 23, 2003, and (iii) 25,000 unvested options exercisable at $5.27 per share granted October 12, 2004.

(8)
Ralph Snyderman, M.D. Includes: (i) 12,500 vested but unexercised options exercised at $7.09 per share granted on March 8, 2004. (ii) 25,000 vested but unexercised options exercisable at $5.27 per share granted October 12, 2004 (iii) 12,500 vested but unexercised options exercisable at $7.09 per share granted on March 8, 2004, and (iv) 12,500 vested but unexercised options exercisable at $7.03 per share granted December 7, 2004. Does not include: (i) 25,000 unvested options exercisable at $7.09 per share granted on March 8, 2004 (ii) 25,000 unvested options exercisable at $5.27 per share granted October 12, 2004, and (iii) 37,500 unvested options exercisable at $7.03 per share granted December 7, 2004.

(9)
HYMF Limited, Walker House Mary Street PO Box 908 GT, George Town, Grand Cayman. This information is based on a Schedule 13G filed by the holder on February 14, 2005, and is as of December 31, 2004. HYMF Limited holds the shares in trust accounts for the economic

25

benefit of the beneficiaries of those accounts. HYMF Limited has sole power to direct the vote of 2,629,791 of the shares, and sole power to dispose or to direct the disposition of 3,092,630 shares.

(10)
Kilkenny Capital Management, LLC, 311 South Wacker Drive, Suite 6350, Chicago, Il 60606. This information is based on a Schedule 13G filed by the holder on February 14, 2005, and is as of December 31, 2004. Kilkenny Capital Management, LLC, is a registered investment advisor, and, together with its controlling members, Michael P. Walsh and Elizabeth R. Foster, has shared voting power and shared dispositive power over the 2,818,735 shares.

Certain Relationships and Related Transactions.

                The Company reimburses the Chairman for certain costs incurred in maintaining an office and related support in Portland, Oregon. The amounts of such reimbursements in 2004 and 2003 were approximately $54,000 and $32,000, respectively.

OTHER MATTERS

                The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

PROXY SOLICITATION

                The Company will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor.

                The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

                Proposals which are the proper subject for inclusion in the proxy statement and for consideration at an annual meeting may be presented by stockholders. In order to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1% of the Company’s securities entitled to be voted on the proposal at the meeting for at least one year by the date the stockholder submits the proposal. In addition, the stockholder must continue to hold those securities through the date of the meeting. Under current Securities and Exchange Commission rules, to be included in the Company’s proxy statement and proxy card, any proposal by a stockholder intended to be

26

presented at the 2006 annual meeting of stockholders must be received by the Company, subject to certain exceptions, no later than January 16, 2006. Any such proposal, including any accompanying supporting statement, may not exceed 500 words. Such proposal should be addressed to the Secretary of the Company, S. Colin Neill. In addition, the proxy solicited by the Board of Directors for the 2006 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2006 annual meeting of stockholders that is not described in the 2006 proxy statement unless the Company has received notice of such proposal on or before the close of business on March 31, 2006. However, if the Company determines to change the date of the 2006 annual meeting of stockholders more than 30 days from June 16, 2006, the Company will provide stockholders with a reasonable time before the Company begins to print and mail its proxy materials for the 2006 annual meeting of stockholders in order to allow stockholders an opportunity to make proposals in accordance with the rules and regulations of the Securities and Exchange Commission.

ANNUAL REPORTS

                Our 2004 Annual Report to Stockholders, which contains our Annual Report on Form 10-K, including its financial statements for the year ended December 31, 2004, accompanies this proxy statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2004 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Victoria Trahan, Office Manager, 500 Seventh Avenue, 10th Floor, New York, New York 10018, telephone (212) 645-7704.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Marvin S. Hausman, M.D.

Marvin S. Hausman, M.D.
Chairman of the Board

May 16, 2005
27

ANNUAL MEETING OF STOCKHOLDERS OF

AXONYX INC.

June 16, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

AXONYX INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby appoints each of Marvin S. Hausman, M.D. and Gosse B. Bruinsma, M.D. with full power of substitution, proxy to vote at the Annual Meeting of Stockholders of Axonyx Inc. (the “Company”) to be held on June 16, 2005 at 10:00 a.m. Eastern Daylight Time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side, and in their discretion upon such other matters as may come before the meeting.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE

(Continued and to be signed on the reverse side)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AXONYX INC.

Vote on Directors

1. Election of Directors

NOMINEES

01) Gosse B. Bruinsma, M.D.
02) Louis G. Cornacchia
03) Steven H. Ferris, Ph.D.
04) Marvin S. Hausman, M.D.
05) Steven B. Ratoff
06) Ralph Snyderman, M.D

☐ FOR ALL ☐ WITHHOLD FOR ALL ☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name on the line below.

_____________________________________________________________

Vote on Proposal
	FOR	AGAINST	ABSTAIN
2. Ratification of Appointment of Independent Auditors	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS and “FOR” PROPOSAL 2.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend this meeting      ☐ Yes      ☐ No

Signature of Stockholder	Date:

Signature of Stockholder	Date: